UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  200549
                      _____________________
                            FORM T-1

          STATEMENT OF ELIGIBILITY UNDER THE TRUST
          INDENTURE ACT OF 1939 OF A CORPORATION
          DESIGNATED TO ACT AS TRUSTEE

          CHECK IF AN APPLICATION TO DETERMINE
          ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION
          305(b)(2)__________________

                      _____________________

                      BANKERS TRUST COMPANY
(Exact name of trustee as specified in its charter)

NEW YORK                                     13-4941247
(Jurisdiction of Incorporation or            (I.R.S. Employer
organization if not a U.S. national bank)    Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                           10006
(Address of principal                       (Zip Code)
executive offices)

                         Bankers Trust Company
                         Legal Department
                         130 Liberty Street, 31st Floor
                         New York, New York  10006
                         (212) 250-2201
     (Name, address and telephone number of agent for service)
           __________________________________________

                   Continental Airlines, Inc.
       (Exact name of obligor as specified in its charter)

Delaware                                     74-2099724
(State or other jurisdiction of              (I.R.S. employer
Incorporation or organization)               Identification no.)


2929 Allen Parkway, Suite 2010
Houston, Texas                               77019
(Address of principal executive offices)     (Zip Code)

                 -------------------------------

    6-3/4% Convertible Subordinated Notes due April 15, 2006
               (Title of the indenture securities)
_________________________________________________________________



Item   1.      General Information.
               Furnish the following information as to the trustee.

               (a)  Name and address of each examining or
                    supervising authority to which it is subject.

                    Name                     Address
                    ----                     -------
               Federal Reserve Bank (2nd District)   New York, NY
               Federal Deposit Insurance Corporation Washington, D.C.
               New York State Banking Department     Albany, NY

               (b)  Whether it is authorized to exercise
                    corporate trust powers.

                    Yes.

Item   2.      Affiliations with Obligor.

               If the obligor is an affiliate of the Trustee, describe each such affiliation.

               None.

Item  3. - 15. Not Applicable

Item  16.      List of Exhibits.

               Exhibit 1 -    Restated Organization Certificate of
                              Bankers Trust Company dated August 7,
                              1990 and Certificate of Amendment of
                              the Organization Certificate of Bankers
                              Trust Company dated June 21, 1995 -
                              Incorporated herein by reference to
                              Exhibit 1 filed with Form T-1
                              Statement, Registration No. 33-65171.

               Exhibit 2 -    Certificate of Authority to commence
                              business - Incorporated herein by
                              reference to Exhibit 2 filed with Form
                              T-1 Statement, Registration No. 33-
                              21047.

               Exhibit 3 -    Authorization of the Trustee to
                              exercise corporate trust powers -
                              Incorporated herein by reference to
                              Exhibit 2 filed with  Form T-1
                              Statement, Registration No.
                              33-21047.

               Exhibit 4 -    Existing By-Laws of Bankers Trust
                              Company, dated as amended on
                              October 19, 1995. -  Incorporated
                              herein by reference to Exhibit 4
                              filed with Form T-1 Statement,
                              Registration No. 33-6517

               Exhibit 5 -    Not applicable.

               Exhibit 6 -    Consent of Bankers Trust Company
                              required by Section 321(b) of the Act.
                              - Incorporated herein by reference to
                              Exhibit 4 filed with Form T-1
                              Statement, Registration No. 22-18864.

               Exhibit 7 -    A copy of the latest report of
                              condition of Bankers Trust Company
                              dated as of March 31, 1996.

               Exhibit 8 -    Not Applicable.

               Exhibit 9 -    Not Applicable.

                              SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 5th day of June, 1996.


               BANKERS TRUST COMPANY



               By:_______________________________
                     Jackie Bartnick
                     Assistant Vice President

                              SIGNATURE


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 5th day of June, 1996.



                  BANKERS TRUST COMPANY



                  By:    Jackie Bartnick
                         ---------------
                         Jackie Bartnick
                         Assistant Vice President

Legal Title of Bank: Bankers Trust Company        Call Date: 3/31/96
Address:  130 Liberty Street                      Vendor ID:D
City, State ZIP:  New York, NY  10006             ST-BK: 36-4840
FDIC Certificate No.: |  0 |  0 |  6 |  2 |  3    CERT:  00623
                                                  FFIEC 031
                                                  Page RC-1
                                                  11

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks March 31, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet


               Dollar Amounts           C400
               in Thousands             RCFD Bil Mil Thou
               --------------
ASSETS

1.   Cash and balances due from         ////////////////
     depository institutions            ////////////////
     (from Schedule RC-A):              ////////////////
     a.   Noninterest-bearing           ////////////////
          balances and currency         ////////////////
          and coin (1)................  0081      1,145,000  1.a.
     b.   Interest-bearing balances(2)  0071      1,403,000  1.b.
2.   Securities:                        ////////////////
     a.   Held-to-maturity securities
          (from Schedule RC-B,
          column A)...................  1754               0 2.a.
     b.   Available-for-sale
          securities (from Schedule
          RC-B, column D).............  1773      3,535,000  2.b.
3.   Federal funds sold and securities  ////////////////
     purchased under agreements to      ////////////////
     resell in domestic offices of the  ////////////////
     bank and of its Edge and           ////////////////
     Agreement subsidiaries, and in     ////////////////
     IBF's:...........................
     a.   Federal funds sold:           0276      3,190,000  3.a.
     b.   Securities purchased
          under agreements to resell:   0277      2,242,000  3.b.
4.   Loans and lease financing          ////////////////
     receivables:                       ////////////////     4.a.
                                        ////////////////     4.b.
                                        ////////////////     4.c.
                                        ////////////////
     a.   Loans and leases, net of
          unearned income (from
          Schedule RC-C)............    RCFD 2122 24,678,000
     b.   LESS:
          Allowance for loan
          and lease losses: ........    RCFD 3123 938,000
     c.   LESS:
          Allocated transfer
          risk reserve..............    RCFD 3128        0
     d.   Loans and leases, net of
          unearned income, allowance, and
          reserve (Item 4.a minus
          4.b and 4.c)..............    2125      23,740,000 4.d

5.   Assets held in trading accounts    3545      32,261,000 5.
6.   Premises and fixed assets
     (including capitalized leases)     2145      857,000    6.
7.   Other real estate owned (from
     Schedule RC-M)..................   2150      247,000    7.
8.   Investments in unconsolidated
     subsidiaries and associated
     companies (from Schedule RC-M)..   2130      253,000    8.
9.   Customers' liability to this
     bank on acceptances outstanding    2155      402,000    9.
10.  Intangible assets (from Schedule
     RC-M)...........................   2143       12,000    10.
11.  Other assets (from Schedule RC-F)  2160   11,579,000    11.
12.  Total assets (sum of items 1
     through 11).....................   2170   80,866,000    12.

- -------------------------
(1)   Includes cash items of collection and unposted debits.
(2) Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank: Bankers Trust Company        Call Date: 3/31/96
Address:  130 Liberty Street                      Vendor ID:D
City, State ZIP:  New York, NY  10006             ST-BK: 36-4840
FDIC Certificate No.: |  0 |  0 |  6 |  2 |  3    CERT:  00623
                                                  FFIEC 031
                                                  Page RC-2
                                                  12


Schedule RC-Continued
  Dollar Amounts in thousands            Bil Mil Thou

LIABILITIES
13. Deposits:
     a. In domestic
        offices (sum of
        totals of
        columns A and C
        from Schedule
        RC-E, part 1)                    RCON 2200   7,327,000   13.a
        (1) Noninterest-
            bearing(1)...RCON 6642  3,243,000
        (2) Interest-
            bearing......RCON 6636  5,195,000
     b. In foreign offices, Edge and Agreement
        subsidiaries, and IBF's (from Schedule
        RC-E part II)
        (1) Noninterest-
            bearing......RCFN 6631    552,000
        (2) Interest-
            bearing......RCFN 6636 18,023,000
14.  Federal Funds purchased and securities
     sold under agreements to repurchase in
     domestic offices of the bank and of its
     Edge and Agreement subsidiaries, and in IBF's:
     a. Federal funds purchased.......   RCFD 0278   2,324,000  14.a.
     b. Securities sold under
        agreements to repurchase......   RCFD 0279     651,000  14.b.
15.  a. Demand notes issued
        to the U.S. Treasury..........   RCON 2840           0  15.a.
     b. Trading liabilities...........   RCFD 3548  18,807,000  15.b.
16.  Other borrowed money:
     a. With original maturity
        of one year or less...........   RCFD 2332  13,784,000  16.a.
     b. With original maturity
        of more than one year.........   RCFD 2333   3,462,000  16.b.
17.  Mortgage indebtedness and
     obligations under
     capitalized leases...............   RCFD 2910      34,000  17.
18.  Bank's liability on
     acceptances executed and
     outstanding......................   RCFD 2920     415,000  18.
19.  Subordinated notes and
     debentures.......................   RCFD 3200   1,227,000  19.
20.  Other liabilities (from
     Schedule RC-G)...................   RCFD 2930   9,724,000  20.
21.  Total liabilities (sum of items
     13 through 20)...................   RCFD 2948  76,330,000  21.
22.  Limited-life preferred
     stock and related surplus........   RCFD 3282           0  22.
EQUITY CAPITAL
23.  Perpetual preferred stock
     and related surplus..............   RCFD 3838     500,000  23.
24.  Common stock.....................   RCFD 3230   1,002,000  24.
25.  Surplus (exclude all
     surplus related to
     preferred stock).................   RCFD 3839     528,000  25.
26.  a. Undivided profits
        and capital reserves..........   RCFD 3632   2,879,000  26.a.
     b. Net unrealized
        holding gains (losses)
        on available-for-sale
        securities....................   RCFD 8434  (    8,000  6.b.
27.  Cumulative foreign currency
     translation adjustments..........   RCFD 3284 (  365,000)  27.
28.  Total equity capital (sum
     of items 23 through 27)..........   RCFD 3210   4,536,000  28.
29.  Total liabilities, limited-
     life preferred stock, and
     equity capital (sum of
     items 21, 22, and 28)............   RCFD 3300  80,866,000  29.

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the
     number of the statement below that best
     describes the most comprehensive level of
     auditing work performed for the bank by
     independent external
     auditors as of any date                               Number
     during 1994..........................RCFD 6724          2  M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 =  Other audit procedures (excluding tax preparation work)

8 =  No external audit work